UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2014

Spōk Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On October 1, 2014, Spōk Holdings Inc. (the “Company”) issued a press release announcing that the Company named Mr. Hemant Goel as Chief Operating Officer of the Company, effective immediately. Mr. Goel would report to Colin Balmforth, president of Spōk, Inc., a wholly owned subsidiary of the Company.

Mr. Goel, age 51, served as Vice President, Clinical Solutions for Siemens Health Services from May 2008 to September 2014 before joining the Company. Prior thereto, Mr. Goel served as Enterprise Vice President and General Manager, Radiology, Cardiology and Enterprise Imaging at Cerner Corporation from April 2001 to January 2008 and Senior Vice President, Business Development, Sales and Marketing at StorCOMM, Inc. from January 1999 to March 2001. Mr. Goel also served in various management positions at IMNET Systems, Inc., First Data Corporation, and Unisys Corporation from 1986 to 1998.

Mr. Goel has not had a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships existing between Mr. Goel and any Company officer or director.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(d) Exhibit:

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated October 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spōk Holdings, Inc.

October 2, 2014	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated October 1, 2014.